Exhibit 21 to 2016 10-Q

Convergys Corporation Direct and Indirect Subsidiaries
June 30, 2016

Entity Name	Jurisdiction
Convergys Corporation	Ohio
Asset Ohio Fourth Street LLC	Ohio
Convergys Software Service (Beijing) Ltd.	Peoples Republic of China
Convergys Government Solutions LLC	Ohio
Convergys Customer Management Group Inc.	Ohio
SGS Holdings, Inc. (90.60156%)	Delaware
Stream Global Services, Inc.	Delaware
Stream Global Services El Salvador S.A. de C.V. (0.1%)	El Salvador
Stream Holdings Corporation	Delaware
Stream Florida Inc.	Delaware
Stream Ireland Contact Services Limited	Ireland
Stream New York Inc.	Delaware
Convergys Italy S.R.L. (fka Stream Italy S.R.L.)	Italy
Stream Global Services - US, Inc.	Delaware
Stream Global Services - AZ, Inc.	Arizona
Stream International (Bermuda) Ltd.	Bermuda
Stream International Egypt LLC (1%)	Egypt
Stream Global Services El Salvador S.A. de C.V. (99.9%)	El Salvador
Convergys Philippines Inc. (fka Stream International Global Services Philippines, Inc.) (1.5625%)	Philippines
Stream Global Services Honduras S.A. (99.6%)	Honduras
Stream Global Services Denmark ApS	Denmark
Stream International Service Europe BV	Netherlands
Stream International Egypt LLC (99%)	Egypt
SGS Tunisie S.A.R.L. (1%)	Tunisia
Stream Contact Tunisie S.A.R.L. (fka N2SP Tunisie S.A.R.L.) (1%)	Tunisia
Convergys Ireland Limited (fka Stream Ireland Limited)	Ireland
SGS Tunisie S.A.R.L. (99%)	Tunisia
Stream Contact Tunisie S.A.R.L. (fka N2SP Tunisie S.A.R.L.) (99%)	Tunisia
Rheinsee 530. VV GmbH	Germany
Stream Mauritius Limited	Mauritius
Stream International Inc.	Delaware
Stream Global Services Honduras S.A. (0.4%)	Honduras
Convergys International Nordic AB (fka Stream International Nordic AB)	Sweden
Convergys International Sp. Z.o.o. (fka Stream International Sp. z.o.o.) (99%)	Poland
Convergys Luxembourg	Luxembourg
Convergys International Inc.	Delaware
SGS Holdings, Inc. (9.39844%)	Delaware
Convergys Group Servicios de Apoyo Informatico, S.L. (fka Stream Servicios de Apoyo Informatico, S.L.)	Spain
Convergys Group Limited (fka Stream International (N.I.) Limited)	United Kingdom
Convergys International Sp. Z.o.o. (fka Stream International Sp. z.o.o.) (1%)	Poland
Stream Tunisie, S.A.R.L. (1%)	Tunisia
Convergys Global Services GmbH (fka Stream Global Services GmbH)	Germany
Convergys International Europe B.V. (fka Stream International Europe B.V.)	Netherlands
Stream Tunisie, S.A.R.L. (99%)	Tunisia
Convergys International Bulgaria EOOD (fka Stream International Bulgaria EOOD)	Bulgaria
Convergys Customer Management C.V. (2.8695% LP)	Netherlands
Convergys Customer Management Australia Pty Ltd	Australia
Convergys Customer Management Colombia S.A.S.	Colombia
Convergys Funding Inc.	Kentucky
Convergys Customer Management International Inc.	Ohio
Convergys Customer Management Group Canada Holding Inc.	Delaware
Convergys Customer Management Delaware LLC	Delaware
Convergys Netherlands LLC	Delaware
Convergys Customer Management C.V. (0.0026% GP)	Netherlands
Convergys Customer Management C.V. (97.1279% LP)	Netherlands
Convergys International Luxembourg S.a.r.l.	Luxembourg
Convergys Services Denmark ApS	Denmark
Convergys Canada LLC	Delaware
SGS Netherlands CV (0.68525%)	Netherlands
Convergys Canada LP (0.1% GP)	Canada
Convergys Canada LP (99.9% LP)	Canada
Convergys Canada Holding B.V.	Netherlands
Convergys Netherlands B.V.	Netherlands
CCM Limited Partner ULC	Nova Scotia, Canada
Stream International Canada ULC	Canada
Convergys CMG Canada Limited Partnership (99% LP)	Manitoba, Canada
Convergys New Brunswick, Inc.	New Brunswick, Canada
Convergys CMG Canada Limited Partnership (1% GP)	Manitoba, Canada
Convergys International B.V.	Netherlands
Convergys Malaysia Sdn Bhd (fka Datacom South East Asia (M) Sdn. Bhd.)	Malaysia
Intervoice, LLC (30%)	Texas
SGS Netherlands CV (99.31475% GP)	Netherlands
Stream Global Services LLC	Delaware
SGS Netherlands Cooperatief U.A. (1%)	Netherlands
SGS Netherlands Cooperatief U.A. (99%)	Netherlands
SGS Netherlands Investment Corporation B.V.	Netherlands
Convergys Philippines Inc. (fka Stream International Global Services Philippines, Inc.) (98.4375%)	Philippines
Convergys Nicaragua, S.A. (fka Stream Global Services Nicaragua, S.A.) (0.01%)	Nicaragua
eTelecare Philippines, Inc.	Philippines
Convergys Services Philippines, Inc. (fka Stream Global Services Phils, Inc.)	Philippines
Convergys Philippines Services Corporation	Philippines
Convergys Singapore Holdings Pte. Ltd.	Singapore
Convergys Malaysia (Philippines) Sdn Bhd (fka Datacom Connect (Phil) Sdn Bhd)	Malaysia
Convergys Global Services Hong Kong Limited (fka Stream Global Services Hong Kong Limited)	Hong Kong
Convergys (Suzhou) Information Consulting Co., Limited (fka Stream (Suzhou) Information Consulting Co., Limited)	China
Suzhou Ke Wei Xun Information Services Co., Ltd. (fka Suzhou SiJun Information Services Co. Ltd.)	China
Convergys Services Singapore Pte, Ltd. (fka Stream Global Services - Singapore Pte. Ltd.)	Singapore
Stream Business Process Outsourcing South Africa (Proprietary) Ltd.	South Africa
eTelcare Global Solutions - UK, Ltd.	United Kingdom
Convergys Nicaragua, S.A. (fka Stream Global Services Nicaragua, S.A.) (99.99%)	Nicaragua
Convergys Holdings (GB) Limited (fka LBM Holdings Limited)	United Kingdom
Convergys Holdings (UK) Ltd. (fka LBM Holdings (UK) Ltd.)	United Kingdom
Convergys Intelligent Contact Ltd. (fka Stream Intelligent Contact Ltd., fka LBM Direct Marketing Ltd.)	United Kingdom
Convergys Korea Limited (51%)	Korea
Convergys Customer Management Mexico S. de R.L. de C.V. (1%)	Mexico
Convergys Customer Management Netherlands B.V.	Netherlands
Convergys CMG UK Limited	United Kingdom
PT Convergys Customer Management Indonesia (1%)	Indonesia
Encore Receivable Management, Inc.	Kansas
Convergys India Services Private Limited	India
DigitalThink (India) Pvt. Ltd.	India
Convergys CMG Insurance Services LLC	Ohio
Convergys Learning Solutions LLC	Delaware
Convergys Customer Management Mexico S. de R.L. de C.V. (99%)	Mexico
Intervoice, LLC (70%)	Texas
Edify LLC	Delaware
Intervoice do Brasil Comerico Servicos e Partipacoes Ltda. (0.000007%)	Brazil
Intervoice GP, Inc.	Nevada
Intervoice Limited Partnership (1%)	Nevada
Intervoice LP, Inc.	Nevada
Intervoice Limited Partnership (99%)	Nevada
Intervoice Acquisition Subsidiary, Inc.	Nevada
Intervoice Colombia Ltda. (6%)	Colombia
Intervoice Colombia Ltda. (94%)	Colombia
Intervoice do Brasil Comerico Servicos e Partipacoes Ltda. (99.999993%)	Brazil
Brite Voice Systems, LLC	Kansas
Intervoice Pte Ltd.	Singapore
Intervoice Limited	United Kingdom
Intervoice GmbH	Germany
Convergys South Africa (Pty) Ltd (fka French Rose 14 (Pty) Ltd)	South Africa
PT Convergys Customer Management Indonesia (99%)	Indonesia

• All subsidiaries conduct business under their legal name.